Exhibit 23.1 — Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-63278) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan; and
(2) Registration Statement (Form S-8 No. 333-125555) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan; and
(3) Registration Statement (Form S-8 No. 333-147263) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan;
of our report dated March 13, 2009 (except for Note A1 as to which the date is August 19, 2009), with respect to the consolidated financial statements and schedule of Avatar Holdings Inc. and subsidiaries, and our report dated March 13, 2009 with respect to the effectiveness of internal control over financial reporting of Avatar Holdings Inc. and subsidiaries, included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

West Palm Beach, Florida
August 19, 2009